Exhibit 99.2

UNION HUB TECHNOLOGY SDN. BHD. (Formerly SND Products Sdn. Bhd.) (Formerly A Development Stage Company) Condensed Financial Statements For the Six Months ended September 30, 2010 and 2009

Outstanding matters:

UNION HUB TECHNOLOGY SDN. BHD.
(Formerly SND Products Sdn. Bhd.)
(Formerly A Development Stage Company)

INDEX TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Page

Condensed Balance Sheets	F-2

Condensed Statements of Operations And Comprehensive Income (Loss)	F-3

Condensed Statements of Cash Flows	F-4

Condensed Statements of Stockholders’ Equity	F-5

Notes to Condensed Financial Statements	F-6 – F-15

UNION HUB TECHNOLOGY SDN. BHD.
(Formerly SND Products Sdn. Bhd.)
(Formerly A Development Stage Company)
CONDENSED BALANCE SHEETS
AS OF SEPTEMBER 30, 2010 AND MARCH 31, 2010
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2010	March 31, 2010
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$294,322	$49
Deposits and other receivables	52,449	-
Total current assets	346,771	49

Non-current assets:
Plant and equipment, net	126,747	-
TOTAL ASSETS	$473,518	$49

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$1,295	$-
Income tax payable	10,524	-
Accrued liabilities and other payables	40,304	1,289
Current portion of obligations under finance lease	6,417	-
Total current liabilities	58,540	1,289

Long-term liability:
Obligations under finance lease	50,437	-

Total liabilities	108,977	1,289

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.32 par value; 5,000,000 shares authorized; 1,000,000 shares and 2 shares issued and outstanding, respectively	323,761	1
Accumulated other comprehensive income (loss)	1,446	(65)
Retained earnings (accumulated deficit)	39,334	(1,176)
Total stockholders’ equity (deficit)	364,541	(1,240)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$473,518	$49

See accompanying notes to condensed financial statements.

UNION HUB TECHNOLOGY SDN. BHD.
(Formerly SND Products Sdn. Bhd.)
(Formerly A Development Stage Company)
CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Six months ended September 30,
	2010	2009

Revenues, net	$288,824	$-

Cost of revenue	172,958	-

Gross profit	115,866	-

Operating expenses:
Selling, general and administrative	64,916	135
Income (loss) from operations	50,950	(135)

Other expense:
Interest expense	(313)	-
Income (loss) before income taxes	50,637	(135)

Income tax expense	(10,127)	-

NET INCOME (LOSS)	$40,510	$(135)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	1,511	(86)
COMPREHENSIVE INCOME (LOSS)	$42,021	$(221)

See accompanying notes to condensed financial statements.

UNION HUB TECHNOLOGY SDN. BHD.
(Formerly SND Products Sdn. Bhd.)
(Formerly A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Six months ended September 30,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$40,510	$(135)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,206	-
Changes in operating assets and liabilities:
Deposits and other receivables	(50,474)	-
Deferred revenue	1,246	-
Accrued liabilities and other payables	37,472	(86,510)
Income tax payable	10,127	-

Net cash provided by (used in) operating activities	43,087	(86,645)

Cash flows from investing activities:
Purchase of plant and equipment	(70,097)	-

Net cash used in investing activities	(70,097)	-

Cash flows from financing activities:
Payments on finance lease	(1,369)	-
Proceeds from issuance of common stock	323,760	-

Net cash provided by financing activities	322,391	-

Effect of exchange rate changes in cash and cash equivalents	(1,108)	2,567

NET CHANGE IN CASH AND CASH EQUIVALENTS	294,273	(84,078)

BEGINNING OF PERIOD	49	84,602

END OF PERIOD	$294,322	$524

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$313	$-

See accompanying notes to condensed financial statements.

UNION HUB TECHNOLOGY SDN. BHD.
(Formerly SND Products Sdn. Bhd.)
(Formerly A Development Stage Company)
CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock
	No. of share	Amount	Accumulated other comprehensive income (loss)	(Accumulated deficit) retained earnings	Total stockholders’ equity

Balance as of April 1, 2009	2	$1	$39	$(682)	$(642)

Net loss for the year	-	-	-	(494)	(494)
Foreign currency translation adjustment	-	-	(104)	-	(104)

Balance as of March 31, 2010	2	1	(65)	(1,176)	(1,240)

Issuance of common stocks	999,998	323,760	-	-	323,760
Net income for the period	-	-	-	40,510	40,510
Foreign currency translation adjustment	-	-	1,511	-	1,511

Balance as of September 30, 2010	1,000,000	$323,761	$1,446	$39,334	$364,541

See accompanying notes to condensed financial statements

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the balance sheet as of March 31, 2010 which has been derived from the audited financial statements and these unaudited condensed financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended September 30, 2010 are not necessarily indicative of the results to be expected for the entire fiscal year ending March 31, 2011 or for any future period.

These unaudited condensed financial statements and notes thereto should be read in conjunction with the audited financial statements for the years ended March 31, 2010 and 2009.

NOTE 2 – ORGANIZATION AND BUSINESS BACKGROUND

Union Hub Technology Sdn. Bhd. (the “Company”) was registered as a limited liability company under Companies Act 1965 in Malaysia on February 22, 2008 as River Victory Sdn. Bhd. On April 17, 2008, the Company changed its name to SDN Products Sdn. Bhd. On September 28, 2010, the Company further changed its current name to Union Hub Technology Sdn. Bhd.

Pursuant to its Corporate Charter, the authorized capital of the Company is Malaysian Rigget (“MYR”) 100,000 (approximately US$31,049) representing the aggregate number of 100,000 shares with a par value of $0.32 (equivalent to MYR1). At the inception, the Company issued 2 shares to the former shareholders. On April 21, 2008, the former shareholders of the Company transferred their shares to Ms. Tham Sun Chui (“Ms. Tham”) and Ms. Chai Sook Tieng (“Ms. Chai”), respectively.

On September 17, 2010, Ms. Tham and Ms. Chai transferred their shares to Mr. Pua Wooi Khang (“Pua”) and Mr. Chai Kok Wai (“Chai”), respectively. On September 30, 2010, the Company increased its authorized capital from 100,000 shares to 5,000,000 shares. The Company further issued 499,999 and 499,999 shares at par value to Pua and Chai, respectively.

As of September 30, 2010, the Company no longer considers as a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities”. Starting from July 2010, the Company commenced its business in the provision of IT consulting and programming services in Malaysia. Its principal place of business is located at 6-6-5, 6th Floor, Block 6, Jalan Shelley, Queens Avenue, 55100, Kuala Lumpur, Malaysia.

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed financial statements and notes.

●	Use of estimates

In preparing these condensed financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Depreciable life
Motor vehicle	5 years

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

Depreciation expense for the period ended September 30, 2010 and 2009 was $4,206 and $0, respectively.

●	Impairment of long-life assets

Long-lived assets primarily include plant and equipment. In accordance with Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets,” the Company periodically reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its estimated fair value based on a discounted cash flow analysis. Determining the fair value of long-lived assets includes significant judgment by management, and different judgments could yield different results. There has been no impairment as of September 30, 2010.

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Finance leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s normal depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 835-30, “Imputation of Interest”.

●	Revenue recognition

Revenues from the sale of software products are recognized and billed upon delivery of the product provided that persuasive evidence of an arrangement exists, collection is probable, payment terms are fixed or determinable and no significant obligations remain, in accordance with ASC Topic 605, “Revenue Recognition”.

The Company generally sells the software products under multiple element arrangements at the fixed fee, based upon the customers’ specifications or modifications, bundled with maintenance and support service for a certain period of time. Maintenance and support service consists of technical support and software upgrades and enhancements. The Company allocates the total arrangement fee among each element based on vendor-specific objective evidence of the relative fair value of each of the elements. The Company limits its assessment of fair value of each element to the price charged when the same element is sold separately. If the fair value of each element in a multiple element arrangement cannot be reliably determined, and if the fair value of any undelivered element cannot also be reliably determined, all revenue under the arrangement is deferred until such time as the only remaining undelivered element is maintenance and support, at which time revenue is recognized over the remaining maintenance and support service period. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue, assuming collection is probable. For the billed software product sales, the revenue from the undelivered element is included in deferred revenue and amortized ratably to revenue over its contractual term, typically one year.

●	Cost of revenue

Cost of revenue primarily includes the purchase cost of software and the labor cost that are directly attributable to the sale of software products.

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying condensed statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The provision for income taxes is determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in the financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the periods ended September 30, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions. As of September 30, 2010, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts major businesses in Malaysia and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the condensed statements of operations.

The reporting currency of the Company is the United States Dollars ("US$") and the accompanying condensed financial statements have been expressed in US$. In addition, the Company maintains its books and records in a local currency, Malaysian Ringgit ("MYR"), which is functional currency as being the primary currency of the economic environment in which its operation is conducted. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses are recorded as a separate component of accumulated other comprehensive income within the condensed statements of stockholders’ equity.

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Translation of amounts from MYR into US$1 has been made at the following exchange rates for the respective periods:

	September 30, 2010	September 30, 2009
Period-end MYR1 : US$1 exchange rate	3.0887	3.4870
Average period MYR1 : US$1 exchange rate	3.2096	3.5454

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the period ended September 30, 2010, the Company operates one reportable business segment in Malaysia.

●	Fair value measurement

ASC Topic 820, “Fair Value Measurements and Disclosures” ("ASC 820"), establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

●	Fair value of financial instruments

The carrying value of the Company’s financial instruments include cash and cash equivalents, deposits and other receivables, deferred revenue, income tax payable, accrued liabilities and other payables. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate at fair values. The carrying value of the Company’s obligations under finance lease approximate at fair value based on the current market conditions for similar debt instruments.

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In April 2010, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-13, Compensation – Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU No. 2010-13 provides guidance on the classification of a share-based payment award as either equity or a liability. A share-based payment that contains a condition that is not a market, performance, or service condition is required to be classified as a liability. ASU No. 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010 and is not expected to have a significant impact on the Company’s financial statements.

In July 2010, the FASB issued new accounting guidance that will require additional disclosures about the credit quality of loans, lease receivables and other long-term receivables and the related allowance for credit losses. Certain additional disclosures in this new accounting guidance will be effective for the Company on December 31, 2010 with certain other additional disclosures that will be effective on March 31, 2011. The Company does not expect the adoption of this new accounting guidance to have a material impact on its financial statements.

NOTE 4 – DEPOSITS AND OTHER RECEIVABLES

Deposits and other receivables consisted of the following:

	September 30, 2010	March 31, 2010

Deposits	$20,073	$-
Advances to a third party	32,376	-
	$52,449	$-

On October 20, 2010, the Company recovered the temporary advances from a third party in full.

NOTE 5 – ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	September 30, 2010	March 31, 2010

Accrued operating expenses	$39,079	$486
Other payable	1,225	803
	$40,304	$1,289

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

 NOTE 6 – OBLIGATIONS UNDER FINANCE LEASE

The Company purchased motor vehicle under a finance lease agreement with the effective interest rate of 6.58% per annum, due through July 21, 2017, with principal and interest payable monthly.

The obligation under the finance lease is as follows:

September 30, 2010

Finance lease	$56,854
Less: current portion	(6,417)

Non-current portion	$50,437

Maturities of the finance lease for each of the five years and thereafter following September 30, 2010 are as follows:

Years ending September 30:
2011	$6,417
2012	7,317
2013	7,868
2014	8,420
2015	8,971
Thereafter	17,861

Total	$56,854

Such motor vehicle amounting to $126,747 held under finance lease is capitalized as plant and equipment.
NOTE 7 – STOCKHOLDERS’ EQUITY

At the date of inception on February 22, 2008, the Company’s authorized capital consisted of 100,000 shares at par value of $0.32 (equivalent to MYR1), with 2 shares issued and outstanding.

On September 30, 2010, the Company increased its authorized capital from 100,000 shares to 5,000,000 shares. On the same date, the Company issued 999,998 shares at par value to the existing stockholders, equivalent to the aggregate cash consideration of approximately $323,760 (equivalent to MYR999,998).

As of September 30, 2010, the number of authorized and outstanding shares of the Company’s common stock was 5,000,000 shares and 1,000,000 shares, respectively.

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 8 – INCOME TAXES

The Company is subject to the Malaysia Corporate Tax Laws at the statutory rate of 20% on the assessable income for the periods presented.

For the period ended September 30, 2010, the Company generated operating income from its operation and the provision for income tax is recorded accordingly. A reconciliation of income (loss) before income taxes to the effective tax rate as follows:

	Six months ended September 30,
	2010	2009

Income (loss) before income taxes	$50,637	$(135)
Statutory income tax rate	20%	20%
Income tax expense at statutory tax rate	10,127	(27)

Effect of net operating loss	-	27
Income tax expense	$10,127	$-

No provision for deferred tax assets or liabilities has been made, since the Company had no material temporary differences between the tax bases of assets and liabilities and their carrying amounts.

NOTE 9 – RELATED PARTY TRANSACTION

For the six months ended September 30, 2010, the Company purchased software products at the current market value of $171,362 from the related company, which was controlled by a former chief executive office of the Company, Mr. Wong Weng Kung in a normal course of business.

NOTE 10 – CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

For the period ended September 30, 2010, the customer who accounted for 10% or more of the Company’s revenues is presented as follows:

	Six months ended September 30, 2010		September 30, 2010
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$143,633	50%	$-
Customer B	71,661	25%	-
Customer C	42,685	15%	-
Customer D	30,845	10%	-
Total:	$288,824	100%	$-

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

(b)         Major vendor

For the period ended September 30, 2010, there was one vendor who accounted for 100% of the Company’s purchases.

(c) Credit risk

No financial instruments that potentially subject the Company to significant concentrations of credit risk. Concentrations of credit risk are limited due to the Company’s large number of transactions are on the cash basis.

(d)         Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in MYR and a significant portion of the assets and liabilities are denominated in MYR. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and MYR. If MYR depreciates against US$, the value of MYR revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(e)         Economic and political risks

Substantially all of the Company’s services are conducted in Malaysia and Asian region. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in Malaysia. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in Malaysia.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

On October 29, 2010, the Company leased office premises from a related company which was controlled by a former chief executive director of the Company, Mr. Wong Weng Kung, under a non-cancelable operating lease agreement with fixed monthly rentals of $609 (equivalent to MYR 2,500) for a term of 2 years, due November 30, 2012.

The Company has future minimum rental payments due under a non-cancelable operating lease in the next three years, as follows:

Year ending September 30:
2011	$6,090
2012	7,308
2013	1,218

Total	$14,616

UNION HUB TECHNOLOGY SDN BHD
(Formerly SND Products Sdn Bhd)
(Formerly A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 12 – SUBSEQUENT EVENTS

On December 6, 2010, the Company entered into a Share Exchange Agreement (the "Agreement") with Home Touch Holding Company, a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol of “HMTO” among the stockholder of the Company and HMTO. Pursuant to the Agreement, the stockholders of the Company transferred 100% of its capital stock in the Company to HMTO in exchange for 16,500,000 shares of HMTO’s common stock. The Share Exchange was made pursuant to the terms of a Share Exchange Agreement, or the Exchange Agreement, by and among, and the Company, the Company’s stockholders and HMTO. As result of the Share Exchange, the Company became a wholly owned subsidiary of HMTO. This share exchange transaction is determined as reverse acquisition and it should be accounted for such transaction as a recapitalization of HMTO.